Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

5E Advanced Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Other	85,310,403(3)	$1.325	$113,036,283.98	0.00014760	$16,684.16	—	—	—	—

	Total Offering Amounts					$0		$16,684.16

	Total Fees Previously Paid							$0

	Total Fee Offsets							$5,043.80

	Net Fee Due							$11,640.36

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”) of 5E Advanced Materials, Inc. (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction without receipt of consideration.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on Nasdaq on January 26, 2024, a date within five business days prior to the filing of this Registration Statement.

(3)	The 85,310,403 shares of Common Stock consist of (i) 66,261,621 Convertible Notes Resale Shares, (ii) 5,365,854 Ascend Resale Shares, and (iii) 13,682,928 5ECAP Resale Shares
(4)

On October 11, 2022, the Registrant filed a registration statement on Form S-1 (File No. 333-267803), which became effective February 6, 2023 (the “Prior Registration Statement”). The Prior Registration Statement registered 4,581,534 shares of Common Stock held by selling stockholders named therein for resale by such selling stockholders, in each case, which were not sold pursuant to the Prior Registration Statement. Pursuant to Rule 457(p) of the Securities Act, the Registrant hereby offsets $5,043.80 of the $5,043.80 registration fee previously paid in connection with such unsold shares, which will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	5E Advanced Materials, Inc.	Form S-1	333-267803	October 11, 2022		$5,043.80	Equity	Common Stock	(4)	$45,769,524.66	—
Fee Offset Sources	5E Advanced Materials, Inc.	Form S-1	333-267803	—	October 11, 2022	—	—	—		—	$5,043.80